UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

         Date of Report (Date of earliest event reported) October 30, 2001

                            Certified Services, Inc.
               (Exact name of Registrant as specified in charter)

      Nevada                          0-31527                 88-0444079
(State or other jurisdiction      (Commission File          (IRS. Employer
  of incorporation)                   Number)           Identification Number)


     4850 W. Flamingo Rd, Suite 23 Las Vegas, Nevada             89103
      (Address of principal executive offices)                 (Zip Code)

 Registrant's telephone number, including area code: (702) 768-7985

Item 1.  Changes in Control of Registrant.


         On October 22, 2001, the Company, Martin Bothmann, the Company's Director, Secretary and Treasurer, Michael Zuliani, the Company's Director and President, and other shareholders of the Company (collectively, the "Selling Shareholders"), executed a Stock Purchase Agreement (the "Agreement") with Midwest Merger Management, LLC, a privately owned Kentucky limited liability company ("Midwest"). Pursuant to the terms of the Agreement, Midwest shall purchase an aggregate of 1,800,000 shares of the 3,421,145 issued and outstanding shares of the Company's common stock for the purchase price of $200,000. In addition, at the closing of the Agreement, M. Bothmann and M. Zuliani, in consideration for the assumption of the Company's liabilities, shall be assigned the assets of the Company, except for cash in Company accounts, which shall remain assets of the Company.

Item 7(c) Exhibits

         99.1 Stock Purchase Agreement executed October 22, 2001

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CERTIFIED SERVICES, INC.

Dated:  October 30, 2001

                                       By: /s/  Martin G. Bothmann
                                       -----------------------------------------
                                       Name: Martin G. Bothmann
                                       Title: Secretary, Treasurer and Director